Scudder Cash Investment Trust
                               175 Federal Street
                           Boston, Massachusetts 02110


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Dear Sirs:

      We agree that for purposes of the amendment, dated November 13, 1990, to the Custodian Contract, dated March 19, 1980, between the Fund and State Street Bank and Trust Company, (i) the term "promptly" shall be defined to mean a time period of within 90 calendar days; and (ii) the term "after written demand" shall be defined to mean a time period of within 30 calendar days.


                                             Scudder Cash Investment Trust

                                             By: /s/ David S. Lee
                                                 ----------------------------
                                                 President


      The foregoing is hereby accepted as of the date first written above.

                                             State Street Bank and Trust Company

                                             By: /s/ [ILLEGIBLE]
                                                 ----------------------------
                                                 Title: Sr. Vice President